EXHIBIT 99.2
August 29, 2006
Dear Shareholders (friends) of AssuranceAmerica,
The month of July continued to reflect growth in our consolidated revenues and pre-tax profit. The company took several steps earlier this year to improve our Loss Ratios including upward rate adjustments in all markets and further tightening of our claims practices to ferret out fraud.
Following are our July and year-to-date results.

	July 2006 (Unaudited)
	Current Month			Year-to-Date
	2006	2005	Change	2006	2005	Change
	(In $1,000)		%	(In $1,000)		%
• Gross Premiums Produced [1]†	$11,206	$8,671	29%	$93,187	$60,788	53%
• MGA/Carrier Gross Premiums Produced [1,2]	$5,820	$4,688	24%	$49,237	$27,311	80%
• MGA/Carrier Revenues [2]	3,505	2,473	42%	26,575	13,982	90%
• Retail Agencies Gross Premium Produced [1,2]†	6,370	4,745	34%	53,600	36,651	46%
• Retail Agencies Group Revenues [2]†	913	760	20%	7,778	5,496	41%
• Company Revenues †	4,243	3,093	37%	32,653	19,106	71%
• Company Pre-Tax Income †	384	38	904%	2,094	1,141	83%

[1]	Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the Company’s revenue stream.

[2]	Before inter-company eliminations

†	Current year financial data includes agency acquisitions that may not be included in prior year data.
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Thank you for your continued interest and confidence in AssuranceAmerica Corporation.
Sincerely,

/s/ Guy W. Millner	/s/ Lawrence Stumbaugh

Guy W. Millner	Lawrence (Bud) Stumbaugh
Chairman	President and Chief Executive Officer
This document is for informational purposes only and is not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in
AssuranceAmerica Corporation. This document includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Historical results are not indicative of future performance.
5500 Interstate North Parkway — RiverEdge One — Suite 600 — Atlanta, Georgia 30328
770.993.8911 — fax 770.984.0173 — www.assuranceamerica.com